CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Genovese Drug Stores, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-8 for the 1984 Employee Stock Option and Appreciation Rights Plan of our report dated March 6, 1995 appearing in this Annual Report on Form 10-K of Genovese Drug Stores, Inc. for the year ended February 3, 1995.



Deloitte & Touche LLP

Jericho, New York
April 26, 1995

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Genovese Drug Stores, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-8 for the 1987 Executive Bonus and Stock Plan of our report dated March 6, 1995 appearing in this Annual Report on Form 10-K of Genovese Drug Stores, Inc. for the year ended February 3, 1995.



Deloitte & Touche LLP

Jericho, New York
April 26, 1995